UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: December 3, 2003
(Date of earliest event reported)

MACK-CALI REALTY CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

1-13274 (Commission File No.)	22-3305147 (I.R.S. Employer Identification No.)

11 Commerce Drive, Cranford, New Jersey 07016
(Address of Principal Executive Offices) (Zip Code)

(908) 272-8000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

        On December 3, 2003, the New Jersey Sports and Exposition Authority entered into a redevelopment agreement with Meadowlands Mills/Mack-Cali Limited Partnership, a joint venture (the “Joint Venture”) between affiliates of Mack-Cali Realty Corporation (the “Company”) and The Mills Corporation (“Mills”), to redevelop the Continental Airlines Arena site and the construction of a 4.76 million-square-foot family entertainment, office and hotel complex (the “Project”). The Company will be the lead developer for the 2.2 million-square-foot office and hotel component of the Project. In connection with the Project, on November 25, 2003, the Company and Mills entered into the limited partnership agreement for the Joint Venture, which became effective upon the execution of the redevelopment agreement.

        In connection with the foregoing, the Company hereby files the following documents.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    (c)        Exhibits.

Exhibit Number	Description
10.1	Limited Partnership Agreement of Meadowlands Mills/Mack-Cali Limited
Partnership by and between Meadowlands Mills Limited Partnership, Mack-Cali
Meadowlands Entertainment L.L.C. and Mack-Cali Meadowlands Special L.L.C.
dated November 25, 2003.

10.2	Redevelopment Agreement by and between the New Jersey Sports and Exposition
Authority and Meadowlands Mills/Mack-Cali Limited Partnership dated
December 3, 2003.

99.1	Press Release of Mack-Cali Realty Corporation dated December 3, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2003	MACK-CALI REALTY CORPORATION By: /s/ Roger W. Thomas —————————————— Roger W. Thomas Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Limited Partnership Agreement of Meadowlands Mills/Mack-Cali Limited
Partnership by and between Meadowlands Mills Limited Partnership, Mack-Cali
Meadowlands Entertainment L.L.C. and Mack-Cali Meadowlands Special L.L.C.
dated November 25, 2003.

10.2	Redevelopment Agreement by and between the New Jersey Sports and Exposition
Authority and Meadowlands Mills/Mack-Cali Limited Partnership dated
December 3, 2003.

99.1	Press Release of Mack-Cali Realty Corporation dated December 3, 2003.